                              Information Statement
                            Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential,  for Use of the  Commission  Only (as  permitted  by Rule
    14c-5(d)(2))

[ ] Definitive Information Statement

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                               AAMPRO GROUP, INC.
                  (Name of Registrant As Specified In Charter)
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Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


1) Title of each class of securities to which transaction applies: Common Stock, $0.001 par value
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2) Aggregate number of securities to which transaction applies:
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3) Per unit price or other underlying value of transaction  computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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4) Proposed maximum aggregate value of transaction:
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5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


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1)Amount Previously Paid:
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2)Form, Schedule or Registration Statement No.:
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3)Filing Party:
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4)Date Filed:
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                               AAMPRO GROUP, INC.
--------------------------------------------------------------------------------

                                 3592 Route 22 W
                          Whitehouse, New Jersey 08888



                              INFORMATION STATEMENT

                                August ___, 2003



                               GENERAL INFORMATION


         This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of AAMPRO Group, Inc., a Nevada Corporation (the "Company"), to advise you of an action which has already been approved by a majority in interest of the stockholders of the Company (the "Action"), namely, an amendment to the Company's Certificate of Incorporation (the "Amendment") which increase the number of shares of Common Stock that the Company is authorized to issue from 50,000,000 shares to 300,000,000 shares.

         The Company's Board of Directors, on August 13, 2003, approved the Amendment and recommended that the Amendment be approved by written consent of a majority in interest of our stockholders.

          In order to accelerate the filing of the Amendment and to reduce the costs of obtaining stockholder approval, our Board of Directors elected to obtain such approval by utilizing the written consent of the holders of a majority in interest of our Common Stock (the "Consent"). The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Chapter 78 of the Nevada Revised Statutes (referred to herein as the "Nevada Corporation Act" or the "NCA") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.

         On or about August 14, 2003, Stockholders, who own in the aggregate 29,046,000 shares of our Common Stock, representing approximately 58.1% of our outstanding shares (the "Majority Stockholders"), give their written consent to the adoption of the Action. The proposed Amendment will become effective when filed with the Secretary of State of the State of Nevada.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                     YOU ARE REQUESTED NOT TO SEND A PROXY.

                               ACTION TO BE TAKEN

                    THE INCREASE IN AUTHORIZED COMMON SHARES

         The Amendment to the Company's Articles of Incorporation will increase the number of authorized shares of Common Stock from 50,000,000 to 300,000,000 shares. The form of Amendment to the Articles of Incorporation that will be filed with the Nevada Secretary of State is attached hereto as Exhibit A.

                                   RECORD DATE

          The close of business August ___, 2002, has been fixed as the record date for the determination of stockholders entitled to receive this Information Statement.

                        EXPENSES OF INFORMATION STATEMENT

          The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record, on the Record Date, by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

                             ADDITIONAL INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          The following documents as filed with the Commission by the Company are incorporated herein by reference:

          (1) Quarterly Reports on Form 10-QSB for the quarters end March 31, 2003 and June 30, 2003; and

          (2) Annual Report on Form 10-KSB for the year ended December 31, 2002.


                          OUTSTANDING VOTING SECURITIES

          As of the date of the Consent by the Majority Stockholders, August 14, 2003, the Company had 49,999,889 shares of Common Stock issued and outstanding, and 30,000 shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

          On August 14, 2003, the holders 29,046,000 shares (or approximately 58.1% of the 49,999,889 shares of Common Stock then outstanding) executed and delivered to the Company the written Consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

          The NCA provides in substance that unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table sets forth information concerning the ownership of Common Stock with respect to stockholders who were known to the us to be beneficial owners of more than 5% of the Common Stock as of the date hereof, and officers and directors as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

Shareholder                         Number of Common Shares        Percentage
                                                                    Ownership
---------------                    ------------------------        ------------
Stephen Farkas                                    29,046,000          58.1%

All officers and directors                        9,682,000           58.1%
as a group

                             NO RIGHTS OF APPRAISAL

         The Stockholders have no right under the NCA, the Company's Articles of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment.


              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
           TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

         The Company's Articles of Incorporation, as amended, authorizes the issuance of 50,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock. On August 13, 2003, the Board of Directors approved an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 300,000,000. On August 14, 2003, the holders of over a majority of the outstanding shares of Common Stock approved the amendment by written consent.

         The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 300,000,000 shares of Common Stock. The amendment will not increase the number of shares of preferred stock authorized.

         The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. If the Board of Directors deems it to be in the best interests of the Company and the stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulations.

                  The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.


                           EFFECTIVE DATE OF AMENDMENT

         Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Nevada Secretary of State or the effective date of such filing, shall not occur until a date at least twenty
(20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September ___, 2003.

                                 By Order of the Board of Directors

                                 /s/ Stephen Farkas
                                 ----------------------------------------
                                 Stephen Farkas
                                 CEO and Director

                                    EXHIBITS



EXHIBITS

A Amendment to the Certificate of Incorporation of AAMPRO Group, Inc.

                                    EXHIBIT A

                            ARTICLES OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                               AAMPRO GROUP, INC.

         Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, the undersigned corporation, AAMPRO Group, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

                              Article I. Amendment
                              --------------------

The Articles of Incorporation of the Corporation are amended as follows:

Amendment I - Increase in the Name of Common Shares Authorized.

         Article Sixth (A) shall be amended to read:

             Common stock -- The aggregate number of common shares which this corporation shall have authority to issue shall be three hundred million (300,000,000) shares with a par value of one mil($0.00l) per share, for share value of $300,000.

                       Article II. Date Amendment Adopted
                       ----------------------------------

         The amendment set forth in these Articles of Amendment was adopted on August 13, 2003.

                 Article III. Shareholder Approval of Amendment
                 ----------------------------------------------

         The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

         The undersigned executed this document on the date shown below.

                                                /s/ Stephen Farkas
                                                -----------------------------
                                                Stephen Farkas
                                                CEO and Director
                                                Date: